Exhibit 99.1

Final Environmental Impact Statement filed for the Ambler Access Road

VANCOUVER, March 27, 2020 /CNW/ - Trilogy Metals Inc. (TSX/NYSE American: TMQ) ("Trilogy Metals", "Trilogy" or the "Company") is pleased to report the public release of the Final Environmental Impact Statement ("EIS") by the United States Bureau of Land Management ("BLM") for the Ambler Mining District Industrial Access Project or AMDIAP (Ambler Access Road).

Ambler Mining District Industrial Access Project ("AMDIAP")

On March 27, 2020, the BLM, the lead federal agency for the permitting of the AMDIAP, released the Final EIS for the AMDIAP.  This follows on the Draft EIS completed on August 23, 2019.

The final step in the permitting process for the AMDIAP is the issuance of the Record of Decision by the BLM and the issuance of the Clean Water Act (CWA) Section 404 permit from the United States Army Corp. of Engineers. The Company expects these two items to be issued concurrently within the next couple of months.

For more information on the Final EIS please visit the BLM website at https://www.blm.gov/alaska.

James ("Jim") Gowans, interim President and CEO of Trilogy Metals commented, "I would like to congratulate the BLM for getting the Final EIS over the line. The completion of the Final EIS marks a critical milestone for the permitting process of the Ambler road which will unlock the incredible mineral potential of the Ambler Mining District.   Trilogy, through its joint venture company, Ambler Metals LLC, is already discussing the next steps for the financing and development of the road with the Alaska Industrial Development Export Authority ("AIDEA"). The mandate of AIDEA is to advance economic growth and diversification in Alaska by providing various means of financing and investment."

About Trilogy Metals

Trilogy Metals Inc. is a metals exploration and development company which holds a 50 percent interest in Ambler Metals LLC which has a 100 percent interest in the UKMP in northwestern Alaska. On December 19, 2020 South32, which is a globally diversified mining and metals company, exercised its option to form a 50/50 joint venture with Trilogy. The UKMP is located within the Ambler Mining District which is one of the richest and most-prospective known copper-dominant districts located in one of the safest geopolitical jurisdictions in the world. It hosts world-class polymetallic VMS deposits that contain copper, zinc, lead, gold and silver, and carbonate replacement deposits which have been found to host high-grade copper and cobalt mineralization. Exploration efforts have been focused on two deposits in the Ambler mining district - the Arctic VMS deposit and the Bornite carbonate replacement deposit. Both deposits are located within land package that spans approximately 172,636 hectares. The Company has an agreement with NANA Regional Corporation, Inc., a Regional Alaska Native Corporation that provides a framework for the exploration and potential development of the Ambler mining district in cooperation with local communities. Our vision is to develop the Ambler mining district into a premier North American copper producer.

Cautionary Note Regarding Forward-Looking Statements

This press release includes certain "forward-looking information" and "forward-looking statements" (collectively "forward-looking statements") within the meaning of applicable Canadian and United States securities legislation including the United States Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact, included herein, including, without limitation, are forward-looking statements. Forward-looking statements are frequently, but not always, identified by words such as "expects", "anticipates", "believes", "intends", "estimates", "potential", "possible", and similar expressions, or statements that events, conditions, or results "will", "may", "could", or "should" occur or be achieved. These forward-looking statements may include statements regarding perceived merit of properties; the expected timing for the Record of Decision and Section 404 permit; or other statements that are not statements of fact. Forward-looking statements involve various risks and uncertainties. There can be no assurance that such statements will prove to be accurate, and actual results and future events could differ materially from those anticipated in such statements. Important factors that could cause actual results to differ materially from the Company's expectations include the uncertainties involving our assumptions with respect to the likelihood and timing of the AMDIAP; the need for cooperation of government agencies and native groups in the development and operation of properties as well as the construction of the access road; the need to obtain permits and governmental approvals; risks of construction and mining projects such as accidents and other risks and uncertainties disclosed in the Company's Annual Report on Form 10-K for the year ended November 30, 2019 filed with Canadian securities regulatory authorities and with the United States Securities and Exchange Commission and in other Company reports and documents filed with applicable securities regulatory authorities from time to time. The Company's forward-looking statements reflect the beliefs, opinions and projections on the date the statements are made. The Company assumes no obligation to update the forward-looking statements or beliefs, opinions, projections, or other factors, should they change, except as required by law.

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SOURCE Trilogy Metals Inc.

View original content: http://www.newswire.ca/en/releases/archive/March2020/27/c9814.html

%CIK: 0001543418

For further information: Company Contact:Patrick Donnelly, Vice President, Corporate Communications & Development, patrick.donnelly@trilogymetals.com, 604-630-3569, 604-638-8088 or 1-855-638-8088

CO: Trilogy Metals Inc.

CNW 06:30e 27-MAR-20